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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☑ Definitive Proxy Statement
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Southside Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOUTHSIDE BANCSHARES, INC.
1201 South Beckham Avenue
Tyler, Texas 75701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 21, 2005

Dear Shareholders:

      You are cordially invited to attend the Annual Meeting of Shareholders of Southside Bancshares, Inc. to be held at Willow Brook Country Club, 3205 West Erwin Street, Tyler, Texas, on Thursday, April 21, 2005 at 4:00 p.m., local time, for the purposes of considering and acting upon the following:

1.	Election of three (3) Directors to serve until the Annual Meeting of Shareholders in 2008.

2.	Transactions of such other business that may properly come before the Annual Meeting or any adjournment thereof.

      Management will also report on operations and other matters affecting the Company, as well as respond to your questions. After the meeting, the Company’s Officers, Directors and representatives from the Company’s independent registered public accounting firm will be available to visit with you.

      Only shareholders of common stock registered on the Company’s books as owners of shares at the close of business on March 7, 2005 are entitled to vote at the meeting.

      Your attendance and vote are important. Please sign, date, and return the enclosed proxy immediately in the envelope provided. It is important that you sign and return the proxy, even though you actually plan to attend the meeting in person. Your proxy may be revoked prior to the Annual Meeting by notice in writing, to the Secretary of the Company at its principal office at any time, or by advising the Secretary at the Annual Meeting that you wish to revoke your proxy and vote your shares in person.

By Order of the Board of Directors

/s/ B. G. Hartley

B. G. Hartley
Chairman of the Board

Tyler, Texas
March 21, 2005

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS REQUESTED THAT THE ENCLOSED FORM OF PROXY BE PROPERLY EXECUTED AND PROMPTLY RETURNED TO COMPUTERSHARE TRUST COMPANY, INC., TRANSFER AGENT, IN THE ENCLOSED ADDRESSED ENVELOPE.

SOUTHSIDE BANCSHARES, INC.
1201 South Beckham Avenue
Tyler, Texas 75701

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 21, 2005

TO OUR SHAREHOLDERS:

This Proxy Statement is being furnished to shareholders of common stock of Southside Bancshares, Inc. (the “Company”) in connection with the Annual Meeting of Shareholders of common stock (the “Annual Meeting”) to be held on April 21, 2005, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders of Common Stock, and at any adjournments thereof. This Proxy Statement and applicable form of proxy are first being sent to the shareholders of common stock of the Company on or about March 21, 2005.

REVOCABILITY OF PROXY

If your proxy is executed and returned, it will be voted as you direct. If no direction is provided, the proxy will be voted for the election of Directors and the proxies will use their discretion with respect to voting on any other matters presented for vote. Additionally, if your proxy is executed and returned, it will be voted to approve the minutes of the last Annual Meeting. This vote will not amount to a ratification of the action taken at that meeting nor will it indicate approval or disapproval of that action. Your proxy may be revoked prior to the Annual Meeting by notice in writing, to the Secretary of the Company at its principal office at any time, or by advising the Secretary at the Annual Meeting that you wish to revoke your proxy and vote your shares in person. Your attendance at the Annual Meeting will not constitute automatic revocation of the proxy.

PERSONS MAKING THE SOLICITATION

The Board of Directors is soliciting the proxy. The cost of soliciting your proxy will be borne entirely by the Company and no other person or persons will bear such costs either directly or indirectly. In addition to the use of the mail, proxies may be solicited by personal interview, telephone and e-mail by Directors, Officers and employees of the Company without additional compensation.

OUTSTANDING SHARES AND VOTING RIGHTS

The close of business on March 7, 2005 has been fixed as the record date for determining the shareholders of common stock of the Company entitled to notice of and to vote at the Annual Meeting. Holders of common stock are entitled to one vote per share. In the election of three (3) Directors to serve until the 2008 Annual Meeting, the nominees receiving the highest number of votes will be elected. For all other matters, a majority of votes cast shall decide each matter submitted to the shareholders at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum. Abstentions will be included in vote totals and, as such, will have the same effect on proposals other than the election of Directors as a negative vote. Broker non-votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter), if any, will not be included in vote totals and, as such, will have no effect on any proposal. At the close of business on February 15, 2005, there were approximately 10,858,880 shares of common stock outstanding and eligible to be voted on each matter.

CERTAIN SHAREHOLDERS

The Company knows of no person or entity that is a beneficial owner of more than 5% of the outstanding common stock of the Company as of December 31, 2004.

INDEPENDENT PUBLIC ACCOUNTANTS

PricewaterhouseCoopers LLP (“PwC”) served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2004 and is serving in such capacity for the current fiscal year. The Audit Committee makes the appointment of the independent registered public accounting firm annually. The decision of the Audit Committee is based on both the audit scope and estimated audit fees. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions of shareholders.

ELECTION OF DIRECTORS
(PROPOSAL 1)

Three classes of Directors, two of which are comprised of four Directors and one that is comprised of three Directors, for a total of eleven (11) Directors, constitute the Board of Directors. One class of Directors is elected each year for a three-year term.

The three nominees identified below are nominees for election at the Annual Meeting for a three-year term expiring at the 2008 Annual Meeting. All of the nominees and continuing Directors are currently Directors of the Company and Southside Bank (a wholly owned subsidiary). Melvin B. Lovelady was nominated by a non-management Director and elected as a Director of the Company in December of 2004 to serve from January 1, 2005 until the April 21, 2005 Annual Meeting, where he will be voted upon by the shareholders. Melvin B. Lovelady has been a board member of Southside Bank since January 1, 2005.

Unless otherwise instructed, proxies received in response to this solicitation will be voted in favor of the election of the persons nominated by the Nominating Committee for Directors of the Company. While it is not expected that any of the nominees will be unable to qualify or accept office, if for any reason one or more shall be unable to do so, the proxies will be voted for the substitute nominee(s) selected by the Board of Directors of the Company. The address for each of the Directors and named Executive Officers is 1201 South Beckham Avenue, Tyler, Texas 75701.

The Board of Directors recommends a vote FOR the election of each of the individuals nominated for election as a Director.

		SHARES	PERCENT
	INITIAL	BENEFICIALLY	OF
NOMINEES FOR DIRECTORS -	ELECTION	OWNED	CLASS
TERMS TO EXPIRE AT THE 2008 ANNUAL MEETING	TO BOARD	(2-15-05) (1)	(2-15-05)

SAM DAWSON (57) — Mr. Dawson is President and Secretary of the Company, having served in that capacity since 1998. He joined Southside Bank in 1974 and is currently President and Chief Operating Officer of Southside Bank. He is a Director of East Texas Medical Center (“ETMC”) Hospital, Cancer Institute and ETMC Rehabilitation Hospital. He also serves as a Director of the Camp Tyler Foundation, Tyler Junior College Foundation and the Tyler Economic Development Council.	1997	156,868 (2)	1.4%

MELVIN B. LOVELADY (68) — Mr. Lovelady is a CPA. He is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the East Texas Chapter of the Texas Society of Certified Public Accountants. He is a founding member of Henry & Peters Financial Services, LLC in 2000. He was also an officer and shareholder of the accounting firm, Henry & Peters, P.C. from November 1987 through December 31, 2004. He was a partner in the accounting firm of Squyres Johnson Squyres & Co. prior to joining Henry & Peters, P.C. He is a member of the Development Boards of the University of Texas at Tyler and the University of Texas Health Center at Tyler. He is also a member of the Board of Directors of the Tyler Junior College Foundation, the University of Texas at Tyler Foundation, the East Texas Communities Foundation, the A. W. Riter, Jr. Family Foundation, and Trustee of the R. W. Fair Foundation. He also serves on the Advisory Board of the Salvation Army of Tyler and the Investment Advisory Board of the Texas Treasury Safekeeping Trust Company.
	2005	0	*

WILLIAM SHEEHY (64) — Mr. Sheehy has been a partner in the law firm of Wilson, Sheehy, Knowles, Robertson and Cornelius since 1971, and a practicing attorney since 1964. Mr. Sheehy serves as Southside Bank’s outside general counsel and is a former Director of the Texas Association of Bank Counsel.	1983	64,440 (3)	*

		SHARES	PERCENT
	INITIAL	BENEFICIALLY	OF
	ELECTION	OWNED	CLASS
DIRECTORS CONTINUING UNTIL THE 2006 ANNUAL MEETING	TO BOARD	(2-15-05)(1)	(2-15-05)

HERBERT C. BUIE (74) — Mr. Buie has been Chief Executive Officer of Tyler Packing Corporation, Inc., a meat-processing firm, since 1955. He serves on the Boards of Directors of the University of Texas Health Center at Tyler, the Development Board of Directors of the University of Texas at Tyler, the East Texas Regional Food Bank, the Salvation Army, Tyler Economic Development Council, Texas Chest Foundation and East Texas Communities Foundation.	1988	388,871 (4)	3.6%

ROBBIE N. EDMONSON (73) — Mr. Edmonson is Vice Chairman of the Board of the Company, having served in that capacity since 1998. He joined Southside Bank as Vice President in 1968 and currently is Vice Chairman of the Board of Directors of Southside Bank and Chief Administrative Officer of Southside Bank.	1982	108,358 (5)	*

MICHAEL D. GOLLOB (72) — Mr. Gollob is a CPA. He is founder of the certified public accounting firm of Gollob, Morgan, Peddy & Co., P.C. organizing the firm in 1982. He retired January 1, 2005. He serves on the Texas Prepaid Higher Education Tuition Board and the Development Board of The University of Texas Health Center at Tyler. He is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. He is also involved in timber and oil and gas investments.	1999	85,157 (6)	*

JOE NORTON (68) — Mr. Norton owns Norton Equipment Corporation and is a general partner in Norton Leasing Ltd., LLP. Mr. Norton served as President and was a principal shareholder of Norton Companies of Texas, Inc. for 25 years. He also owned W. D. Norton, Inc. dba Overhead Door, for 16 years.	1988	145,275 (7)	1.3%

		SHARES	PERCENT
	INITIAL	BENEFICIALLY	OF
	ELECTION	OWNED	CLASS
DIRECTORS CONTINUING UNTIL THE 2007 ANNUAL MEETING	TO BOARD	(2-15-05)(1)	(2-15-05)

FRED E. BOSWORTH (85) — Mr. Bosworth was Chairman of the Board of Bosworth & Associates, Inc., an independent insurance agency, from 1975 until his retirement in November 1997 and presently serves as Honorary Chairman. He has been associated with the insurance industry in various capacities since 1935.	1983	137,724 (8)	1.3%

ALTON CADE (68) — Mr. Cade has been the co-owner and President of Cade’s Building Materials since 1975. He has been the President and co-owner of Cochise Company, Inc., a real estate and investment company since 1960. In addition, he is the managing partner of a family ranch and investment company. He has served as an Elder/Trustee of the Glenwood Church of Christ since 1977.	2003	30,062 (9)	*

B. G. HARTLEY (75) — Mr. Hartley became Chairman of the Board of the Company in 1983, having previously served as President. He is also the Chief Executive Officer of the Company and Chairman of the Board and Chief Executive Officer of Southside Bank, having served as Southside Bank’s Chief Executive Officer since its opening in 1960. He is a current member of the Administrative Counsel of the American Bankers Association (“ABA”) Government Relations Committee, a former member of the ABA Board of Directors and past Chairman of the ABA National BankPac Committee, a member of the Board of Directors of East Texas Medical Center Regional Healthcare Systems and past Chairman of Texas Taxpayers and Research Association. He is also a member of the Development Boards of the University of Texas at Tyler, the University of Texas Health Center at Tyler, and Trustee of the R. W. Fair Foundation.
	1982	240,445 (10)	2.2%

PAUL W. POWELL (71) — Mr. Powell serves as the Dean of the Truett Theological Seminary at Baylor University. He serves as an Officer of the Robert M. Rogers Foundation and has also served as Chairman of the Board of Trinity Mother Frances Health System. In addition, he served as Chairman and Chief Executive Officer of the Southern Baptist Annuity Board and was also pastor of Green Acres Baptist Church, Tyler.	1999	30,067	*

NAMED EXECUTIVE OFFICERS

JERYL STORY (53) — Mr. Story is Executive Vice President of the Company and Senior Executive Vice President and a Director of Southside Bank. He joined Southside Bank in 1979 and is responsible for all lending functions.	N/A	135,220 (11)	1.2%

LEE R. GIBSON, CPA (48) — Mr. Gibson is Executive Vice President and Chief Financial Officer of the Company and Southside Bank. He is also a Director of Southside Bank. He joined Southside Bank in 1984 and in addition to being the Chief Financial Officer is responsible for management of the investment portfolio and asset-liability management for the Company. He is a member of the Board of Directors of the Federal Home Loan Bank of Dallas and also serves on the Executive Board of the East Texas Area Council of Boy Scouts.
	N/A	63,370 (12)	*

ALL DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS OF THE COMPANY AS A GROUP (13 PERSONS).		1,585,857	14.0%

*LESS THAN 1% OF TOTAL OUTSTANDING SHARES (10,858,880) AS OF 2-15-05

1)	Unless otherwise indicated, each person has sole voting and investment power with respect to the shares of common stock set forth opposite his name. In addition, shares beneficially owned include stock acquirable by exercise of stock options exercisable within sixty (60) days of the record date .

2)	Mr. Dawson holds sole voting and investment power with respect to 33,159 shares and has sole voting power, but not investment power, with respect to 7,590 shares owned in the Company’s ESOP Plan, in which he is 100% vested. Also included in the total are 114,222 shares subject to incentive stock options that are exercisable within 60 days of the record date. Mr. Dawson’s wife owns 1,897 shares, of which he disclaims all beneficial interest, but these shares are included in the total.

3)	Mr. Sheehy has sole voting and investment power with respect to 54,523 shares owned individually. Mr. Sheehy also owns 9,917 shares in an individual retirement account and has sole voting and investment power in these shares.

4)	Mr. Buie has sole voting and investment power with respect to 355,480 shares owned individually. Mr. Buie owns 19,962 shares in individual retirement accounts and has sole voting and investment power in these shares. Also included in the total are 8,910 shares owned by Mr. Buie’s wife, 2,360 shares owned by Mrs. Buie as trustee for their son and 2,159 shares owned by Mrs. Buie as trustee for their daughter. Mr. Buie disclaims beneficial ownership of these 13,429 shares.

5)	Mr. Edmonson has sole voting and investment power with respect to 47,254 shares and has voting power, but not investment power, with respect to 10,293 shares, owned in the Company’s ESOP Plan, in which he is 100% vested. Also included in the total are 50,811 shares subject to incentive stock options that are exercisable within 60 days of the record date.

6)	Mr. Gollob has sole voting and investment power with respect to 68,219 shares owned individually. Mr. Gollob also owns 16,317 shares in an individual retirement account and has sole voting and investment power in these shares. His wife has 621 shares in an individual retirement account and Mr. Gollob disclaims beneficial interest in these shares, which are included in the total.

7)	Mr. Norton has sole voting and investment power with respect to 140,360 shares and is custodian for his granddaughter for 3,249 shares and his grandson for 1,666 shares, of which he disclaims all beneficial interest.

8)	Mr. Bosworth has sole voting and investment power with respect to 68,863 shares, individually, and holds a life estate in 68,861 shares.

9)	Mr. Cade has joint voting and investment power with his wife with respect to 14,187 shares and also owns 14,816 shares as President of Cochise Company, Inc. Mr. Cade has joint voting and investment power, as co-trustee with his wife, of the Cade Revocable Trust which owns 1,059 shares.

10)	Mr. Hartley has sole voting and investment power with respect to 86,870 shares. He also has sole voting power, but not investment power, with respect to 13,819 shares owned in the Company’s ESOP Plan, in which he is 100% vested. Also included in the total are 17,674 shares owned by Mr. Hartley’s wife (2,437 of those shares are owned in the Company’s ESOP Plan) all of which Mr. Hartley disclaims beneficial interest. Mr. Hartley has 122,082 shares subject to incentive stock options that are exercisable within 60 days of the record date.

11)	Mr. Story owns 30,779 shares and has sole voting and investment power for these shares. In addition, he has joint voting and investment power with his wife with respect to 63 shares and sole voting, but not investment power, with respect to 7,701 shares owned in the Company’s ESOP plan, in which he is 100% vested. Also included in the total are 96,677 shares subject to incentive stock options that are exercisable within 60 days of the record date.

12)	Mr. Gibson has sole voting power, but not investment power, with respect to 6,957 shares owned in the Company’s ESOP plan, in which he is 100% vested. In addition, he holds 105 shares as custodian for his daughter and 78 shares as custodian for his son. Mr. Gibson disclaims all beneficial interest in these 183 shares. Also included in the total are 56,230 shares subject to incentive stock options that are exercisable within 60 days of the record date.

CORPORATE GOVERNANCE

The Board of Directors of the Company met eleven (11) times during the fiscal year. No member of the Board of Directors of the Company attended less than 75% of the aggregate meetings of the Board of Directors and all committees on which such Director served during 2004. Each Director of the Company also serves as a Director of Southside Bank.

The Company has also adopted a procedure by which shareholders may send communications as defined within Item 7(h) of Schedule 14A under the Exchange Act to one or more members of the Board of Directors by writing to such Director(s) or to the whole Board of Directors in care of the Corporate Secretary, Southside Bancshares, Inc., Post Office Box 8444, Tyler, Texas 75711. Any such communications will be promptly distributed by the Secretary to such individual Director(s) or to all Directors if addressed to the whole Board of Directors.

The Company has adopted a Code of Ethics, which is available on the Company’s website, www.southside.com/investor, under the topic Corporate Governance.

Management of the Company has established a Whistle Blower Policy, which includes a fraud hotline. This is a toll free, twenty-four (24) hour, seven (7) day a week hotline. This is a confidential service in which officers and employees can speak with an independent company regarding any questionable accounting or auditing matters, including but not limited to the following: fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement of the Company; fraud or deliberate error in the recording and maintaining of financial records of the Company; deficiencies in or noncompliance with the Company’s internal accounting controls; misrepresentation or false statement to or by a senior officer or accountant regarding a matter contained in the financial records, financial reports or audit reports of the Company; or deviation from full and fair reporting of the Company’s financial condition. Any complaints received by the independent company will be reported directly to the Chairman of the Audit Committee and to the head of the Company’s Internal Audit department. Complaints will be reviewed by Internal Audit under the direction of the Audit Committee. Complaints submitted will be promptly investigated and appropriate corrective action will be taken, as warranted by the investigation. Management is committed to comply with all applicable securities laws and regulations and therefore encourage officers and employees to raise concerns regarding any suspected violations of those standards by using the fraud hotline.

The Board of Directors of the Company has only three (3) standing committees (Audit Committee, Nominating Committee, and Compensation Committee), but its wholly owned subsidiary, Southside Bank, has several standing committees to assist the Board of Directors of Southside Bank and the Company in the discharge of their respective responsibilities. The purpose and composition of these committees with respect to persons who are Directors of the Company and Southside Bank are as follows:

COMMITTEES OF THE COMPANY

AUDIT COMMITTEE OF SOUTHSIDE BANCSHARES, INC.

The Audit Committee of the Board of Directors consists of six non-employee Directors as named below. Each member of the Audit Committee is an independent Director as defined by the current NASDAQ listing standards and the Company’s own standards. In addition, the Nominating Committee of the Board of Directors has unanimously determined that Mr. Gollob, a CPA, qualifies as an “audit committee financial expert”. Mr. Gollob retired from the accounting firm Gollob, Morgan, Peddy & Co., P.C. in January 2005. Also, in February 2005, the Nominating Committee unanimously determined that Melvin B. Lovelady qualifies as an “audit committee financial expert”. Mr. Lovelady is a CPA and is retired from the accounting firm of Henry & Peters, P.C. The Nominating Committee of the Board of Directors has unanimously determined that all Audit Committee members are financially literate under the current NASDAQ listing standards.

The Committee is primarily responsible for the engagement of the independent registered public accounting firm, oversight of the Company’s financial statements and controls, assessing and ensuring the independence, qualifications, and performances of the independent registered public accounting firm, approving the services and fees of the independent registered public accounting firm and reviewing and approving the annual audited financial statements for the Company before issuance, subject to Board of Director approval. The Committee also monitors the internal audit function, internal accounting procedures and assures compliance with all appropriate statutes. No members of the Audit Committee received any compensation from the Company during the last fiscal year other than directors’ fees. The Committee met twenty (20) times during 2004.

Audit Committee Charter

The Board of Directors has adopted a formal written Audit Committee Charter which outlines the purpose of the Audit Committee, delineates the membership requirements and addresses the key responsibilities of the Committee. A copy of the Audit Committee Charter may be obtained at the Company’s website, www.southside.com/investor, under the topic Corporate Governance.

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for fiscal year ended December 31, 2004.

The Committee has reviewed and discussed the Company’s audited financial statements with management, the internal auditor and PwC, the Company’s independent registered public accounting firm, with and without management present. The Committee included in its results of the independent registered public accounting firm’s examinations, management’s assertion on design and effectiveness of the Company’s internal controls, and the quality of the Company’s financial reporting. The Committee also reviewed Company procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required in periodic reports filed by the Company with the Securities and Exchange Commission (SEC). The Committee is satisfied that the internal control system is adequate and that the Company employs appropriate accounting and auditing procedures.

The Committee also has discussed with PwC matters relating to the auditor’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required by Statement of Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Committee has discussed with PwC their independence from management and the Company, as well as the matters in the written disclosures received from PwC and required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee received a letter from PwC confirming its independence and discussed it with PwC. The Committee discussed and reviewed with PwC critical accounting policies and practices, internal controls, other material written communications to management, and the scope of PwC audits and all fees paid to PwC during the fiscal year. The Committee adopted guidelines requiring review and pre-approval by the Committee of audit and non-audit services performed by PwC for the Company. The Committee has reviewed and considered the compatibility of PwC performance of non-audit services with the maintenance of PwC independence as the Company’s independent registered public accounting firm.

Based on the Committee’s review and discussions referred to above, the Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements and report on management’s assertion on the design and effectiveness of internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

INDEPENDENT AUDITOR FEES

      The following table represents aggregate fees incurred for the Company for fiscal year ended December 31, 2004 by PwC, the Company’s principal accounting firm.

	YEAR ENDED
	2004	2003

Audit Fees	$431,472	$137,328
Audit-Related Fees (a)	—	44,501
Tax Fees (b)	15,015	16,595
All Other Fees	—	—

Total Fees (c)	$446,487	$198,424

(a)	Audit-related fees were for accounting consultations in connection with the implementation of Section 302 and Section 404 of the Sarbanes-Oxley Act of 2002.

(b)	Primarily tax returns, advice and planning.

(c)	All fees have been approved by the Audit Committee.

The Audit Committee has considered whether performance of services other than audit services is compatible with maintaining the independence of PwC.

Auditor Fees Pre-approval Policy

In 2004, the Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The Policy requires that all services PwC, the Company’s independent registered public accounting firm, may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Committee. The Committee approved all audit and non-audit services provided by PwC during 2004.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
SOUTHSIDE BANCSHARES, INC.

Michael D. Gollob, CPA, Chairman
Herbert C. Buie
Alton Cade
Melvin B. Lovelady, CPA
Joe Norton
Paul W. Powell

NOMINATING COMMITTEE OF SOUTHSIDE BANCSHARES, INC.

The Nominating Committee is responsible for identifying, screening and nominating candidates for election to the Board. The committee is comprised of, Messrs. Buie (Chairman), Norton and Powell who are independent Directors of the Company and Directors of Southside Bank. The committee met two (2) times in 2004.

The Nominating Committee identifies candidates to the Board of Directors by introduction from management, members of the Board of Directors, employees or other sources, and shareholders that satisfy the Company’s policy regarding shareholder recommended candidates. The Nominating Committee does not evaluate director candidates recommended by shareholders differently than director candidates recommended by other sources. Shareholders wishing to submit recommendations for the 2006 Annual Meeting should write to the Nominating Committee care of Southside Bancshares, Inc., Attn: Assistant Secretary, Post Office Box 8444, Tyler, Texas 75711. Any such shareholder must meet and evidence the minimum eligibility requirements specified in Exchange Act Rule 14a-8 and must submit, within the same timeframe for submitting a shareholder proposal required by Rule 14a-8: (1) name, mailing address, telephone number, email address, resume, business history, listing of other past and present directorships and director committees, banking industry experience and other relevant information; (2) explain in the submission why the shareholder believes the candidate would be an appropriate director for the Company and the benefits and attributes that the candidate will provide to the Company in serving as a director; (3) provide evidence of ownership of the Company’s securities along with the recommendation; and (4) indicate whether the Company may identify the shareholder in any public disclosures that it makes regarding the consideration of the director candidate. Nominations for the 2006 Proxy must be filed with the Assistant Corporate Secretary on or before November 22, 2005.

In considering Board of Directors candidates, the Nominating Committee takes into consideration all factors that it deems appropriate, including, but not limited to, the individual’s character, education, experience, knowledge and skills. The Nominating Committee will also consider the extent of the individual’s experience in business, education or public service, his or her ability to bring a desired range of skills, diverse perspectives and experience to the Board of Directors and whether the individual possesses high ethical standards, a strong sense of professionalism and is capable of serving the interests of shareholders. Additionally, the Nominating Committee will consider the number of boards that the candidate currently serves on when assessing whether the candidate has the appropriate amount of time to devote to serving on the Company’s Board of Directors. The Nominating Committee is not obligated to nominate any individual for election. No shareholder nominations have been received by the Company for this Annual Meeting. Accordingly, no rejections or refusals of such candidates have been made by the Company.

The Board of Directors has adopted a formal written Nominating Committee Charter which outlines the purpose of the Nominating Committee, delineates the membership requirements and addresses the key responsibilities of the Committee. A copy of the Nominating Committee Charter may be found on the Company’s website, www.southside.com/investor, under the topic Corporate Governance.

COMPENSATION COMMITTEE OF SOUTHSIDE BANCSHARES, INC.

The Compensation Committee conducts an annual review of compensation of the Executive Officers and develops incentive compensation programs when appropriate. The committee also reviews and develops recommendations for Director compensation, including committee service fees.

The Compensation Committee consists of Messrs. Buie, Norton (Chairman) and Powell. All committee members are non-employee, independent Directors of the Company and Southside Bank. The committee met five (5) times in 2004.

Director Compensation

The Company compensated its non-employee Directors $1,000 per month in 2004. In 2004 non-employee Directors were paid a bonus of $5,000 each. Non-employee Directors of Southside Bank are paid $400 to $500 for committee service, $500 for board meetings and a single annual retainer of $1,000. Officers of the Company, who are also Directors of Southside Bank, are paid only for monthly board meetings and an annual retainer of $1,000. Payments to Officers of the Company, who are also Directors equal $7,500 per Director for the last three (3) fiscal years. Each Director of the Company is also a Director of Southside Bank.

Executive Compensation

The following information is furnished for the last three fiscal years ended December 31, with respect to the Chief Executive Officer and the highest paid named Executive Officers receiving at least $100,000 in compensation. The Company does not pay its Executive Officers a salary; therefore, this information relates to compensation paid by Southside Bank. The named Executive Officers have not received awards of restricted stock or securities underlying stock options or stock appreciation rights or payouts under long-term incentive plans during 2004, 2003 or 2002.

SUMMARY COMPENSATION TABLE

ANNUAL COMPENSATION
All Other
NAME AND		SALARY		Other Annual	Compensations
PRINCIPAL POSITION	YEAR	(1)	BONUS	Compensation	(2)(3)(4)*
B. G. Hartley — Chairman of the Board and Chief Executive Officer of the Company and Southside Bank	2004 2003 2002	$370,000 300,000 275,000	$161,220 132,500 90,000	— — —	$61,478 61,478 61,478

Sam Dawson — President, Secretary and Director of the Company; President, Chief Operating Officer and Director of Southside Bank	2004 2003 2002	$248,250 198,250 173,250	$96,377 121,717 77,325	— — —	$7,500 7,500 7,500

Jeryl Story — Executive Vice President of the Company; Senior Executive Vice President and Director of Southside Bank	2004 2003 2002	$231,000 181,000 156,000	$94,079 100,178 75,600	— — —	$7,500 7,500 7,500

Lee Gibson, CPA — Executive Vice President and Chief Financial Officer of the Company; Executive Vice President, Chief Financial Officer and Director of Southside Bank	2004 2003 2002	$225,200 175,200 150,200	$93,280 91,397 75,020	— — —	$7,500 7,500 7,500

*Each Executive Officer that is also a Director of Southside Bank received director fees in 2004, 2003 and 2002 of $7,500.

(1)	Includes amounts deferred at the officer’s election pursuant to the Company’s 401(k) Plan.

(2)	The Company did not grant any stock appreciation rights in fiscal 2004.

(3)	Includes amounts paid under the Company’s Retirement Benefit Restoration Plan.

(4)	Southside Bank has a deferred compensation agreement with certain Executive Officers that provides for payment of an amount over a specific period of years. If the officer leaves Southside Bank’s employ or is terminated with good cause by the Board of Directors of Southside Bank, no benefits are payable under the deferred compensation agreements, unless change of control provisions are triggered. If a change of control does occur, the definition of “good reason” changes to the same as retirement and benefits are effectuated immediately. The deferred compensation agreements are as follows: Mr. Hartley — $467,000 payable at inception, $1,188,000 payable over 15 years; Mr. Dawson — $500,000 payable over 10 years; and Mr. Story and Mr. Gibson each $400,000 payable over 10 years. The present value of the future benefits assuming a discount rate of 6.25% is as follows: B. G. Hartley $1,296,000; Sam Dawson $175,000; Jeryl Story $96,000, and Lee Gibson $65,000.

Report on Executive Compensation

General

The purpose of this report is to provide insight into the practice and philosophy of the Board of Directors in establishing the compensation for the Executive Officers of the Company and to elaborate on the relationship between corporate performance and executive compensation.

The Compensation Committee reviewed a special compensation report prepared by Clark Consulting specifically for the Company. This report addressed all forms of compensation including total compensation compared to the market.

Clark Consulting developed the report from proxy information for several banks located in Texas, Oklahoma, New Mexico, and Arkansas with average assets that approximate the Company’s asset size. In addition, the Committee reviewed the Stifel Nicolaus Regional Banking Review to compare Company performance ratios with approximately 60 other banks located throughout the mid-west and southwest. The Company’s performance when compared to the Stifel Nicolaus group was evaluated by the Compensation Committee. Qualitative factors, such as leadership, teamwork, commitment and community involvement were also considered. Based on a review of all of this information, the Committee determined the Company’s Executive Officers compensation levels.

In the final analysis, compensation adjustments are based on a broad spectrum of factors rather than one or two specific performance goals. The Compensation Committee recognizes the importance of aligning the shareholders’ interest and executive compensation.

Chief Executive Officer Compensation

The Compensation Committee, when reviewing the compensation of the Chief Executive Officer, evaluates the factors mentioned above including initiation and implementation of successful business strategies, maintenance of an effective management team as well as various personal qualities including leadership, commitment, and professional and community standing.

After reviewing the Company’s financial results in the context of comparison to corporate peers, as well as his individual contributions, the Compensation Committee concluded that the Chief Executive Officer, B. G. Hartley, performed with dedication and expertise during 2004. The Company posted record net income for the eighth consecutive year for the period ended December 31, 2004 for which Mr. Hartley deserves substantial credit. Finally, the Compensation Committee believes that Mr. Hartley has set the foundation for the continued success of the Company by leading an experienced executive staff that has displayed skill in guiding the Company through an ever-changing financial services market in East Texas.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF
SOUTHSIDE BANCSHARES, INC.

Joe Norton, Chairman
Herbert Buie
Paul Powell

COMMITTEES OF THE COMPANY’S WHOLLY OWNED SUBSIDIARY — SOUTHSIDE BANK

EXECUTIVE COMMITTEE OF SOUTHSIDE BANK

The Executive Committee is authorized to act on behalf of the Board of Directors of Southside Bank between scheduled meetings of the Board, subject to certain limitations. The committee is comprised of Messrs. Bosworth, Buie, Cade, Caldwell, Gollob, Lovelady, Norton, Powell and Sheehy, who are Directors of Southside Bank and Directors of the Company, but are not officers or employees of either Southside Bank or the Company. Also serving are Messrs. Hartley (Chairman), Edmonson and Dawson who are Directors and Officers of the Company and Southside Bank and Messrs. Story and Gibson who are Officers of the Company and Southside Bank and Directors of Southside Bank. The Executive Committee of Southside Bank meets weekly to discharge its responsibilities and met fifty-one (51) times in 2004.

In addition, the members of the Executive Committee comprise the Loan/Discount Committee of Southside Bank. It is their responsibility to monitor credit quality, review extensions of credit and approve selected credits in accordance with the loan policy. The Loan/Discount Committee of Southside Bank meets weekly and met fifty-one (51) times in 2004 .

TRUST COMMITTEE OF SOUTHSIDE BANK

The Trust Committee of Southside Bank is responsible for the oversight of the operations and activities of the Trust Department. Messrs. Bosworth, Buie, Dawson (Chairman), Edmonson, Gollob, Hartley, and Powell, Directors of the Company and Southside Bank, serve on this committee. Mr. Richard Babb and Dr. John Walker are Advisory Directors of Southside Bank and serve as members of the Trust Committee. Jeryl Story and Lee Gibson, Officers of the Company and Southside Bank and Directors of Southside Bank, serve as members of the Trust Committee. Kathy Hayden and Cayla Washburn, Officers of Southside Bank, also serve on this committee. Messrs. Babb, Bosworth, Buie, Gollob, Powell and Walker are not officers or employees of the Company or Southside Bank. The Trust Committee meets monthly and met thirteen (13) times in 2004 .

COMPLIANCE, ELECTRONIC DATA PROCESSING (EDP) AND COMMUNITY REINVESTMENT ACT (CRA) COMMITTEE OF SOUTHSIDE BANK

The Compliance/EDP/CRA Committee of Southside Bank is responsible for ensuring compliance with all appropriate statutes and reviews electronic data processing and community reinvestment activities. The Compliance/EDP/CRA Committee is comprised solely of Directors of Southside Bank who are not officers or employees. Those Directors are Messrs. Buie, Cade, Gollob (Chairman), Lovelady, Norton and Powell. The Compliance/EDP/CRA Committee met twelve (12) times in 2004.

INVESTMENT/ASSET-LIABILITY COMMITTEE OF SOUTHSIDE BANK

The Investment/Asset-Liability Committee is responsible for reviewing Southside Bank’s overall asset and funding mix, asset-liability management policies and investment policies. The members of the Committee are Messrs. Buie, Lovelady, Norton and Powell who are Directors of the Company and Southside Bank, and Hoyt N. Berryman, Jr. who is an Advisory Director of Southside Bank. None of the foregoing individuals are officers or employees of the Company or Southside Bank. Messrs. Dawson, Edmonson and Hartley, who are officers and Directors of the Company and Southside Bank serve with Gibson (Chairman) and Story, Officers of the Company and Southside Bank and Directors of Southside Bank. Also serving on the committee are Peter Boyd, George Hall, Randal Hendrix, Brian McCabe, Mike Northcutt, Lonny Uzzell, Andy Wall and Cayla Washburn, each Officers of Southside Bank. The Investment/Asset-Liability Committee met twelve (12) times in 2004.

Southside Bancshares, Inc.

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

Southside Bancshares, Inc.	100.00	99.14	157.31	199.25	266.78	353.39
Russell 2000	100.00	96.98	99.39	79.03	116.38	137.71
Southside Bancshares, Inc. Peer Group*	100.00	149.90	142.16	162.21	213.61	255.62

*Southside Bancshares, Inc. Peer Group contains the following Texas banks: Cullen/Frost Bancshares, Inc., First Financial Bankshares, Inc., Guaranty Bancshares, Inc., International Bancshares Corporation, MetroCorp Bancshares, Inc., Prosperity Bancshares, Inc., Southwest Bancorporation of Texas, Sterling Bancshares, Inc., Summit Bancshares, Inc. , and Texas Regional Bancshares, Inc.

Source: SNL Financial LC, Charlottesville, VA
© 2005

1993 INCENTIVE STOCK OPTION PLAN

The purpose of the following table is to report grants of stock options to the Executive Officers named in the Summary Compensation Table during 2004. No stock appreciation rights have been granted. There were no stock options granted to the Executive Officers named in the Summary Compensation Table during 2004 or 2003. The 1993 Incentive Stock Option Plan expired March 31, 2003. There were no options available for grant at December 31, 2004 and 2003.

The following table discloses, for each of the Executive Officers named in the Summary Compensation Table, the values of their options at December 31, 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

			NUMBER OF SECURITIES		VALUE OF UNEXERCISED
			UNDERLYING UNEXERCISED		IN-THE-MONEY OPTIONS AT
	SHARES ACQUIRED	VALUE REALIZED	OPTIONS AT DEC. 31, 2004		DEC. 31, 2004(1)
NAME	ON EXERCISE	(2)	EXERCISABLE	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE
B. G. HARTLEY	5,000	$106,577	122,082	8,934	$2,108,295	$149,913
SAM DAWSON	10,000	209,300	114,222	6,382	1,981,997	107,090
JERYL STORY	17,250	250,845	96,677	6,382	1,649,227	107,090
LEE GIBSON	8,050	101,235	56,230	6,382	931,294	107,090

(1)	The dollar value is calculated by determining the difference between the fair market value of a share of common stock as of December 31, 2004 which was $22.86 per share, and the exercise price of the option.

(2)	The “value realized” represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised, without tax considerations.

DEFINED BENEFIT RETIREMENT PLAN

The Company has a retirement plan for eligible employees of the Company and Southside Bank that is designed to comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended, the entire cost of which is funded by Company contributions. Compensation covered by the plan includes gross income less income realized from the exercise of stock options.

The following table shows the anticipated annual benefit, based on assumptions and may vary from the actual amounts shown, computed on a ten-year certain and life basis, payable upon the normal retirement as of December 31, 2004, of a vested Executive Officer of the Company at age 65 after 15, 20, 25, 30, 35 or 40 years of credited service at specified annual compensation levels.

HIGHEST SUCCESSIVE	YEARS OF CREDITED SERVICE AT RETIREMENT
60 MONTHS AVERAGE
ANNUAL COMPENSATION	15	20	25	30	35	40
$175,000	$63,930	$85,240	$97,800	$110,360	$122,920	$131,670
200,000	73,680	98,240	112,800	127,360	141,920	151,920
225,000	83,430	111,240	127,800	144,360	160,920	172,170
250,000	93,180	124,240	142,800	161,360	179,920	192,420
300,000	112,680	150,240	172,800	195,360	217,920	232,920
450,000	171,180	228,240	262,800	297,360	331,920	354,420
500,000	190,680	254,240	292,800	331,360	369,920	394,920
550,000	210,180	280,240	322,800	365,360	407,920	435,420

NOTE: Benefits under the employer’s qualified plan, Retirement Plan for Subsidiaries of Southside Bancshares, Inc., are subject to the maximum annual benefit limitation during 2005 under Section 415 of the Internal Revenue Code (IRC) of $170,000. In addition, compensation which can be considered by the plan is limited during 2005 to $210,000, as provided by Section 401(a)(17) of the IRC. These IRC limitations are subject to annual cost-of-living adjustments.

The employer has adopted a non-qualified plan which pays to the employee any amounts restricted by the IRC. Hence, the benefits shown represent the total amount the employee would receive from both plans and are not subject to any deduction for Social Security benefits or other offset amounts. Mr. Hartley received benefits of $152,035 from the Defined Benefit Plan and $53,978 from the Restoration Plan in 2004.

The years of credited service under the plan as of December 31, 2004 for each person named in the current compensation table are as follows: Hartley - 44 years (39 years at age 70); Dawson - 30 years (38 years at age 65); Story - 25 years (37 years at age 65) and Gibson - 20 years (37 years at age 65).

EQUITY COMPENSATION PLAN INFORMATION

	Number of securities to	Weighted-average	Number of securities
	be issued upon exercise	exercise price of	remaining available for
	of outstanding options,	outstanding options,	future issuance under
Plan Category	warrants and rights	warrants and rights	equity compensation plans
Equity compensation plans approved by security holders	880,233	$6.23	None

Equity compensation plans not approved by security holders	—	—	—

Total	880,233	$6.23	None

TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATES

Certain of the Executive Officers and Directors of the Company (and their associates) have been customers of Southside Bank and have been granted loans in the ordinary course of business. All loans or other extensions of credit made by Southside Bank to Executive Officers and Directors of the Company and Southside Bank were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collection or present unfavorable features. The Company expects similar transactions to occur with its Executive Officers and Directors as well as Directors and Officers of Southside Bank. In addition, the spouse and daughter of B. G. Hartley are employed by Southside Bank and received compensation of $85,326 and $111,473, respectively in 2004. The law firm of Wilson, Sheehy, Knowles, Robertson and Cornelius, of which Director William Sheehy is a partner, has provided legal services to the Company and Southside Bank for many years and continues to do so during the current fiscal year. The Company and Southside Bank paid the law firm $206,466 for services rendered in calendar year 2004, some of which was reimbursed by Bank customers. The Company and Southside Bank also paid Bosworth and Associates, of which Director Fred Bosworth was Chairman of the Board until his retirement in 1997 and is presently Honorary Chairman, $154,406 for insurance services rendered in fiscal year 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company’s named Executive Officers and Directors, and any persons who own more than ten percent (10%) of the Company’s common stock, to file reports of initial ownership of the Company’s common stock and subsequent changes in that ownership with the SEC. Named Executive Officers, Directors and greater than ten percent (10%) shareholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Form 5’s were required, the Company believes that during fiscal 2004 all Section 16(a) filing requirements were complied with, except as set forth below:

On September 14, 2004, Melvina Buie, wife of Director Herbert C. Buie, purchased 369 shares of the Company’s stock. Through administrative error, Mr. Buie’s Form 5 was filed late.

On December 30, 2003, Director Michael D. Gollob converted the Company’s preferred stock into 2,315 shares of the Company’s common stock. Through administrative error, Mr. Gollob’s Form 5 was filed late.

The Company knows of no person or entity that is the beneficial owner of more than ten percent (10%) of the outstanding common stock of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of Southside Bank determines the compensation recommendations for the Executive Officers of Southside Bank. The Board of Directors of Southside Bank considers the recommendations of the Compensation Committee and approves the compensation of the Executive Officers.

The Board of Directors of Southside Bank is comprised of all of the Directors of the Company including Messrs. Dawson, Edmonson, and Hartley (who are each Executive Officers of Southside Bank and the Company) and Gibson and Story (who are each Executive Officers of Southside Bank and the Company and Directors of Southside Bank).

For information concerning transactions by the Company and Southside Bank with certain members of the Board of Directors of Southside Bank, please see “Transactions with Directors, Officers and Associates.”

ANNUAL REPORT TO SHAREHOLDERS

The Company’s Annual Report on Form 10-K, as integrated into the Annual Report to Shareholders for the fiscal year ended December 31, 2004, accompanies this Proxy Statement. The Annual Report does not constitute outside solicitation materials. Additional copies of Form 10-K are available at no expense; exhibits to Form 10-K are available for a copying expense to any shareholder by sending a written request to the Secretary of the Company, Post Office Box 8444, Tyler, Texas 75711. The Company’s public filings with the SEC may also be obtained free at the Company’s website, www.southside.com.

SHAREHOLDER’S PROPOSALS

Any shareholder of common stock wishing to have a proposal considered for inclusion in the Board of Directors’ proxy solicitation materials for the 2006 Annual Meeting must, in addition to other applicable requirements, set forth their proposal in writing and file it with the Secretary of the Company on or before November 22, 2005. The Board of Directors will review any proposals received by that date and will determine whether applicable requirements have been met for including the proposal in the 2006 proxy solicitation materials. Any shareholder wishing to have a proposal considered for the 2006 Annual Meeting, but who does not submit the proposal for inclusion in the Board of Directors’ proxy, must submit the proposal as set forth above on or before February 3, 2006. If the proposal is not received by that date, the persons named as proxies in the proxy solicitation materials will use their discretion in voting the proxies when those matters are raised at the meeting .

GENERAL

The Board of Directors does not know of any other business, other than that set forth above, to be transacted at the Annual Meeting, however, if other matters requiring a vote of the shareholders properly arise, the persons designated as Proxies will vote the shares of common stock represented by the proxies in accordance with their best judgment on such matters. If a shareholder specifies a different choice on the proxy, those shares of common stock will be voted in accordance with the specification so made.

/s/ B. G. Hartley

B. G. Hartley
Chairman of the Board

Tyler, Texas
March 21, 2005

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☐Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors

1.	The Board of Directors recommends a vote FOR the listed nominees.

		For	Withhold
	01 — Sam Dawson	☐	☐

	02 — Melvin B. Lovelady	☐	☐

	03 — William Sheehy	☐	☐

B	Issues

		For	Against	Abstain
2.	Approval of such other business as may come before the meeting or any adjournments thereof.	☐	☐	☐

C	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE: IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE MATTERS SPECIFICALLY REFERRED TO ABOVE.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

Note: Please sign EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

Proxy — Southside Bancshares, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.

The Annual Meeting will be held at Willow Brook Country Club,
3205 West Erwin Street, Tyler, Texas, on Thursday, April 21, 2005.

Herbert C. Buie, Alton Cade, Joe Norton and Paul W. Powell, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Southside Bancshares, Inc. to be held on April 21, 2005, or at any postponement or adjournment thereof.

The shareholder will vote shares represented by this proxy. If no such directions are indicated, the Proxies will have authority to vote FOR Sam Dawson, FOR Melvin B. Lovelady and FOR William Sheehy; FOR Item 2 — Transaction of other business that may properly come before the meeting or any adjournments.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

If more than one of the proxies above shall be present in person or by substitute at the meeting or any adjournment hereof, the majority of said proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

(Continued and to be voted on reverse side.)